Third Quarter Performance Reports

Financial Results

     U.S. Premium Beef, LLC (USPB) closed its books for the third quarter of fiscal year 2020 and filed the results with the Securities and Exchange Commission. For the quarter, which ended September 26, 2020, USPB recorded net income of $39.3 million compared to net income of $41.4 million in the same period of the prior year.

     Year-to-date, USPB recorded net income of $152.7 million compared to net income of $76.6 million in the same period of the prior year, an improvement of approximately $76.1 million. The year-over-year improvement was the result of substantially higher net income at National Beef Packing Company, LLC (National Beef).

     For the third quarter, National Beef recorded net income of $285.4 million, an increase of $7.6 million compared to the same period a year ago. Through the end of September, National Beef realized net income of $1.1 billion, an increase of $528.6 million from the prior year. Substantially higher beef processing margins resulted in the increase in overall profitability in the 2 20 period, as compared to the 2019 period.

     During the third quarter, USPB paid an $8.2 million tax distribution, bringing the total tax distributions for the year to $35.7 million, or $47.37 per combined unit. Through the end of the third quarter, USPB has also paid discretionary distributions totaling $62.5 million, or $83.01 per combined unit.

     During the nine months of 2020, USPB producers delivered 642,632 head of cattle through USPB to National Beef. Average gross premiums for all cattle delivered was $48.87 per head, with the top 25% and 50% receiving premiums of $91.11 and $75.64, respectively.

     USPB’s unique advantage continues to be the superior quality cattle delivered by our producers, which enables National Beef to generate more value and provides more opportunities in the consumer marketplace. Please call the office if you have questions about USPB’s financial and operational results.

Grid Performance

     Grid performance during the third quarter of fiscal year 2020 is summarized in Figure 1 (page 3). The table’s first six rows are a few of the Base grid inputs. The remaining rows summarize the performance of cattle delivered to Kansas plants during this quarter, the previous quarter and a year ago. Please note that “100% steer lots” pertains only to lots that are 100% steers. Not all remaining lots would be all heifers since some are reported as “mixed sex.”

USPB Update | November 2020

     The third quarter consists of July, August and September. Since early July, industry slaughter volume has recovered from the packing plant “slow-downs” caused by the coronavirus (COVID-19) pandemic. The second quarter saw a significant decrease in total slaughter numbers across the industry. As a result, USPB implemented an allocation system for delivery rights usage on USPB grid cattle during that time. However, USPB delivery rights helped producers maintain market access and get cattle harvested. Carcass and grid results continue to show signs of the backlog, especially within the plant averages of cattle purchased on the spot, cash market. Figure 2 (page 1) shows the USDA weekly total fed cattle slaughter volume.

     Plant average yield grade 4&5 percentage from cattle purchased on the cash market was record high. USPB cattle also increased in yield grade 4&5’s, but remained below the plant average. Figure 3 shows yield grade 4&5 percentage within USPB cattle and the threshold (TH), or plant average, on the Base grid. Notice that in nearly every other quarter, the USPB average has been greater than the plant average.

     During the third quarter, however, cash cattle were higher. This was USPB cattle’s largest advantage, being 1.16 percentage points lower, or leaner, than the grid threshold. Yet, USPB yield grade 4&5 percentage was still the fourth highest in company history. Fat thickness was record high. Fortunately, ribeye area was the fourth best. In total, this related to a record-high yield grade premium of $8.56 per head more than a year ago.

     USPB average hot carcass weight, shown in Figure 4, was record high, and live weight was the third highest on record. Days on feed in relation to in weight was also record high. This fueled a record high apparent total feedyard gain of more than 600 pounds for the second consecutive quarter. Apparent average daily gain was still higher than a year ago. The USPB total heavyweight percentage was the third highest in company history. As a result, outweight discount was the fourth largest.

     Quality grading was outstanding. The average marbling score and Prime percentage of USPB cattle were both down only slightly from record levels during the previous quarter. Choice & Prime percentage was the sixth highest on record, and the percentage of carcasses qualifying for the Black Canyon Premium Reserve branded beef program was record high.

     For all fed cattle harvested in the country, USDA industry reports show Prime & Choice or better percentages were near the record high levels set during the previous two quarters.

     Quality grade rewards in the marketplace were significantly lower than a year ago. However, during the second half of last year, the Choice/ Select spread and Prime premium were at, or near, record levels. As a result, USPB quality grade premiums on the grid were significantly lower than a year ago, but similar to the previous quarter.

     Overall liver condemnation rates for abscessed livers were record high during the third quarter for USPB carcasses. This is likely due to the extended days on feed. There are no premiums or discounts applied for condemned livers; however, high levels are generally associated with lower yield, or dressing percentage, and poorer feedlot performance. Fortunately, the average yield, or dressing percentage, of USPB cattle, during the third quarter was still in the top 12% historically.

     Total per-head premiums for all USPB cattle harvested in Kansas is shown in Figure 5. During the third quarter, USPB’s average premium was $55.67 per head more than if sold on the cash, live market. This was up from the previous quarter and significantly lower than a year ago when quality grade premiums were record high.

USPB Update | November 2020

     Currently, live and carcass weights are still high. Yield grades have gotten a little leaner. Quality grading has decreased slightly, but quality rewards are on the rise. Choice/Select spread, Prime premium and CAB premium have all strengthened lately.

     The beef industry is still feeling the effects of the COVID-19 pandemic, which significantly decreased slaughter capacity during the previous quarter. Market access, through USPB delivery rights, is even more beneficial than ever. Increased plant averages for yield grade 4&5’s gives USPB producers the option of either a greater yield grade premium or adding carcass weight, and additional quality grade reward with added days on feed. USPB appreciates all the producers and feedlots who deliver high-quality cattle that generate added value for meat products sold by National Beef.

USPB Update | November 2020

## USPB Grid Performance for Cattle Harvested in Kansas

* = record high/large

| Figure 1 | FY20,Q3 (this Qtr) | FY20,Q2 (last Qtr) | FY19,Q3 (year ago) | FY20,Q4 -to-date |
|---|---|---|---|---|
| USDA-KS cash $/cwt. | $99.69 | $109.75 | $106.72 | $106.87 |
| Yield threshold, % | 63.50 | 63.50 | 63.50 | 63.50 |
| CH/SE spread, $/cwt. | $12.37 | $15.14 | $22.89 | $11.90 |
| Prime/CH spread, $/cwt | $11.50 | $8.62 | $27.31 | $17.64 |
| CAB spread, $/cwt. | $3.93 | $4.06 | $3.44 | $5.07 |
| Plant Average YG 4&5, % | 20.59* | 14.95 | 8.25 | 17.55 |
| 100% steer lots | 41.59 | 42.22 | 39.71 | 37.47 |
| % black hided | 74.62 | 74.39 | 76.80 | 74.85 |
| Apparent Avg Daily Gain | 3.54 | 3.50 | 3.45 | 3.72 |
| In weight | 752 | 736 | 772 | 782 |
| Days fed | 173 | 173 | 161 | 162 |
| Live weight | 1,365 | 1,344 | 1,326 | 1,386 |
| Carcass weight | 879* | 861 | 854 | 891 |
| Yield, % | 64.41 | 64.08 | 64.38 | 64.27 |
| Prime, % | 8.30 | 9.30* | 6.34 | 6.48 |
| Choice & Prime, % | 88.20 | 89.09 | 85.76 | 85.27 |
| CAB, % | 26.42 | 28.51 | 27.26 | 23.28 |
| CHBP, % | 0.50 | 0.73* | 0.53 | 0.57 |
| BCPR, % | 20.65* | 18.63 | 18.57 | 21.61 |
| Over 30 months, % | 1.98 | 2.63* | 1.50 | 2.28 |
| Yield Grade 1&2, % | 40.46 | 41.49 | 48.42 | 43.83 |
| Yield Grade 3, % | 41.23 | 41.47 | 38.66 | 40.15 |
| Yield Grade 4&5, % | 18.32 | 17.03 | 12.92 | 16.02 |
| Average backfat, inches | 0.64* | 0.59 | 0.60 | 0.63 |
| Actual–Required REA, sq.in. | 0.62 | 0.51 | 0.91 | 0.76 |
| Total Heavyweight, % | 5.03 | 4.23 | 2.76 | 6.69 |
| Total Condemned liver, % | 22.53* | 19.76 | 17.09 | 19.74 |
| Open Abscessed liver, % | 2.72 | 2.83 | 2.48 | 3.03 |
| QG premium/head | $26.30 | $27.57 | $57.00* | $29.29 |
| Yield benefit/head | $22.93 | $16.34 | $23.01 | $21.60 |
| YG premium/head | +$5.91* | +$0.47 | -$2.65 | +$5.42 |
| Outweight discount/head | -$6.10 | -$4.06 | -$3.16 | -$7.81 |
| Steer premium/head | $6.20 | $6.26* | $5.65 | $5.70 |
| **Subtotal premium/head** | **$55.24** | **$47.18** | **$79.85*** | **$54.20** |
| Natural premium/head | $0.43 | $0.41 | $3.29 | $0.30 |
| **Total premium/head** | **$55.67** | **$47.59** | **$83.14*** | **$54.50** |
| Top 25% premium/head | $93.98 | $90.31 | $138.69* | $95.42 |

USPB Update | November 2020

USPB Update | November 2020

Figure 3

Yield Grade 4 & 5 %
Base grid TH
USPB
0
5
10
15
20
25
08-Q1
08-Q3
09-Q1
09-Q3
10-Q1
10-Q3
11-Q1
11-Q3
12-Q1
12-Q3
13-Q1
13-Q3
14-Q1
14-Q3
15-Q1
15-Q3
16-Q1
16-Q3
17-Q1
17-Q3
18-Q1
18-Q3
19-Q1
19-Q3
20-Q1
20-Q3
Fiscal year - Quarter

Figure 4

USPB Avg Hot Carcass Weight
720
760
800
840
880
98-Q1
99-Q1
00-Q1
01-Q1
02-Q1
03-Q1
04-Q1
05-Q1
06-Q1
07-Q1
08-Q1
09-Q1
10-Q1
11-Q1
12-Q1
13-Q1
14-Q1
15-Q1
16-Q1
17-Q1
18-Q1
19-Q1
20-Q1
Fiscal year - Quarter

USPB Update | November 2020

USPB Update | November 2020

Recent USPB Grid Changes

     In a continued effort to encourage the delivery of a greater percentage of high-quality steers, the following grid changes were implemented for deliveries to the Dodge City and Liberal, Kansas, facilities on October 19, 2020.

     1050-1099 Heavyweight Discount: decreases from -$20 to -$12/cwt. The fixed 7% threshold for heavyweight carcasses weighing 1050-1099 pounds will remain as is. The discount will only apply to the total carcass weight over the 7% threshold. There will be no premium for being under the threshold.

     1100 and Up Heavyweight Discount: decreases from -$30 to -$15/cwt for all carcasses weighing 1100 pounds and greater. As a reminder, National Beef plants do not accept cattle greater than 58 inches tall. Those taller than that height will be returned to the feedyard at the owner’s expense.

     575 and Under Lightweight Discount: increases from -$15 to -$30/cwt for lightweight carcasses.

     Mexican Origin Discount: a new discount will be implemented for cattle of Mexican origin of -$2.36/cwt total carcass weight. This will appear near the bottom of the settlement sheet with the steer premium and liver data. There will also be a limit of no more than 500 head of Mexican origin cattle per week on the USPB showlist.

     Please call the USPB office at 866-877-2525 with any questions.

USPB Annual Meeting Next March

     Please plan to join USPB f or the fiscal year 2020 Annual Meeting in Dodge City, Kansas, Wednesday, March 17, 2021. The one-day meeting will be held at the United Wireless Arena & Boot Hill Casino & Resort Conference Center. Attendees will hear from National Beef and USPB representatives. The speaker following the evening meal will be Ethan Lane , vice president of government affairs for the National Cattlemen’s Beef Association. Hotel, registration and additional information will be distributed in earl y January.

     Two positions on USPB’s Board of Directors are up for election. Rex McCloy, Morse, Texas, and Jeff Sternberger, Garden City, Kansas, currently hold these positions. Both Rex and Jeff have indicated they intend to run for re-election. Unitholders with an interest in becoming a candidate for USPB’s Board should contact the office. Applications for interested candidates need to be submitted to the USPB Nominating Committee by December 17, 2020.

     The fiscal year 2019 Annual Meeting, like many events, was cancelled due to COVID-19. In the event that USPB is unable to conduct the March 17, 2021, meeting in person, it will take place online on the same date . If this is the case , there will be sufficient lead time to plan accordingly.

USPB Update | November 2020

New USPB Website

     If it’s been a while since you’ve visited uspremiumbeef.com, please take another look.

     The site has been redesigned to provide the latest company information in a format that is very easy to use. Whether you visit using a cell phone , computer or tablet, the website provides access to all USPB forms, grids, recent newsletter articles and informational videos from USPB members.

     You can also study the Qualified Seedstock Supplier and Qualified Custom Feedlot lists to learn more about partners who can help provide genetics and fulfill your individual feeding requirements.

Animal Welfare at National Beef

     USPB producers constantly update their practices and procedures on sound animal husbandry for producing beef that qualifies for National Beef’s high-quality products.

     Recent enhancements and compliance in the Beef Quality Assurance (BQA) program for producers and livestock haulers is an example where great strides and improvements have been made in recent years. National Beef customers continually increase their expectations involving both pre-and post-harvest procedures.

     USDA Food Safety and Inspection Ser vice (FSIS) provides a watchful eye to ensure correct animal welfare procedures are in place at processing plants. Once a load of finished cattle enters the premises at a National Beef processing plant, onsite personnel must strictly adhere to guidelines, regulations and directives established by FSIS.

     National Beef intends to meet and exceed any and all rules and regulations regarding animal handling and welfare. National Beef has mentioned recent USDA guidelines on the Humane Handling and Slaughter of Livestock, as an example .

     A recent guideline, known as the “28-Hour Rule” requires transporters of live animals to stop and provide them with food, water and rest prior to exceeding 28 hours in transport. A unique aspect of this directive is it allows USDA FSIS to assess the condition of live animals and:

1.  If animals arrive at a plant and appear to be exhausted or dehydrated, USDA will ask National Beef and/or the truck driver as to the length of time the animals have been in transit.

2.  USDA may request that the driver provide documentation to prove that the “28-Hour Rule” has been adhered to.

3.  Drivers are asked to be honest and respectful with USDA FSIS regarding such investigations.

     Compliance is necessary with any line of questioning conducted by onsite USDA personnel. Failure to cooperate could potentially lead to a plant shutdown for being out of compliance with USDA regulations.

USPB Update | November 2020

     USPB realizes that no load of cattle has ever traveled 28 hours directly from the feedlot to the plant. However, the physical signs of live animals as described in the “28-Hour Rule” could also apply to cattle that have traveled for much shorter periods of time.

     Thank you in advance for cooperating should any member of your business or transportation team receive such questions regarding the condition of your delivered cattle. Please contact the USPB office or your National Beef representative with further questions.

Did You Know…

  Delivery year 2020 will conclude on December 26, 2020. If you have delivery rights that you will not be using, please call the USPB office at y our earliest convenience.

  If your contact information changes, please be sure to notify USPB so y our membership file can be updated.

20 Years of Being Branded for Distinction

Happy 20th Birthday to Black Canyon®; two decades of a value-added, customer-focused program.

     Like having a graduating high school senior, sometimes we look around and ask, “How in the world did time fly by so quickly?”

     The year 2000 doesn’t seem like it should be 20 years ago, but it is. Wasn’t it just yesterday when the world was talking about Y2K and partying like it was 1999?

     But here we are, wondering where the time went.

     It was that turn of the century when National Beef brainstormed the idea of launching its own Angus Beef Program.

     Certified Angus Beef® was on shelves and creating loads of momentum. And as the industry’s value-added pioneer, it paved the way for many of National Beef’s own brands to follow.

     In 2000, Black Canyon Angus Beef was launched.

     Offering a heritage of brand distinction, this USDA Certified, branded and value-added program — sourced from Black Angus cattle that are Midwest grain-fed — has become a staple in retailers throughout the country.

     And today, in 2020, National Beef is celebrating the brand’s 20th birthday.

     The great part of these 20 years is that while many things have changed drastically, the reason National Beef launched, sustained and grew Black Canyon all these years remains the same.

     “Our ‘why’ is our differentiator. It has been all this time,” said Bob Bean, National Beef marketing director. “No one out there does what we do, in terms of building customer and account-based marketing programs. Since day one, we’ve always been end-user focused, helping them drive their business.”

USPB Update | November 2020

     This cutting-edge strategy developed in 2000 has proven the test of time for two decades: being in tune and in touch with consumer needs, building programs that meet those needs and then driving business through National Beef distributors.

     “Our customers’ needs have changed some throughout the years, but the basic approach has not,” said Kent McCormick, brand manager. “They need a beef case that stands out, they need support, they need help with ad planning and store sets. They need a partner that can deliver them far more than a commodity product.”

     And that’s exactly what Black Canyon has done for 20 years and counting.

     This “why,” and its related mission, has taken a full team alignment: from the executive leadership team, to the sales account managers, to the field sales team, to the plant production personnel, to the marketing team and every touchpoint in between. The goal has been to provide a high-value, consistent program.

     “Our success, in part, has been our ability to offer a differentiated product to stores in their local markets… to give them their own branded beef case and showcase that value to their own customers,” Bean said. “In each of their own markets, our customers really do feel like it’s their own brand. It’s become very personal to them.”

     This differentiator has driven competitive advantage over other suppliers calling on National Beef’s same customers.

     “It’s been our mantra to listen to these guys out there running stores and working hard to serve their beef-eating customers,” McCormick said. “Because what works in West Virginia may not work in Arkansas, and so on. We built this brand on the backs of listening and then tailoring a program to meet their needs. Listen first, execute second, it’s really not much more difficult than that.”

     How can that message be measured in terms of volume?

     “Well, our first Black Canyon shipment in 2000 was to one small store in Detroit, through the distributor Sherwood Foods,” McCormick said. “It was a half-semi full, and we were ecstatic.”

     The lone store grew as the program caught steam.

     “We started finding some more customers and early success in the Upper Midwest and started expanding into the Northeast through Porky Products, another distributor,” McCormick said. “And then ultimately down into the Southeast through Associated Wholesale Grocers and Merchants Distributors, Inc.”

     And if the Midwest and Eastern Seaboard weren’t enough, the program found a strong footing through National Beef’s International sales team, with 17% of current volume being attributed to the sales of the Chicago office, primarily plates and rolls.

     Today, Black Canyon beef stacks 125 trucks full each week, which averages approximately five million pounds. A far cry from the lone half-semi load (or 20,000 pounds) in 2000.

     The volume speaks volumes, and so does the customer roster. Food Giant is the largest Black Canyon branded customer, leading the way among other significant retailers like Forth Foods, Grants and United Grocery Outlet.

     On the private label side, Black Canyon services Aldi’s Case Ready Angus business and Sam’s Club private label (though National Beef is proud to still ship Sam’s Club product in a Black Canyon box) before they cut it and put it in their Member’s Mark packaging. Additionally, retailers like Big Y and Harp’s are part of the private-label business.

USPB Update | November 2020

     After all these years, from the smallest customer to the largest, the thread that ties it all together is still National Beef ’s differentiator.

     “But it does take the whole village. From selecting the right cattle in procurement, to the guys in the plants producing to our trim specs, to the account managers and field reps who sell it, everyone has gotten behind the brand and stood with us for two decades,” Bean said. “And here we are, 20 years later, selling five million pounds a week. It’s hard to believe, actually.”

     Beyond the sales volume, increased list of clients and pride of building a two-decade-year-old successful brand, the story always shifts back to the same thing — the end user.

     “It’s so rewarding to help the smaller guys stay in business by helping them be different and customize programs based on their own shoppers’ interests and behaviors,” McCormick said. “Our success will always be driven by the same thing – the success of our customers. So as long as we’re listening and looking down the road to see what they need to compete in their hometowns, I think we’re going to be alright.”

     As the team surveys the road ahead for their customers, they see a couple key opportunities:

     First, there is opportunity for further expansion into the West Coast and Pacific Northwest, areas that have been traditionally more difficult to service, but key distributors are helping pave the way.

     Second is, well, more of the same theme.

     “We’re aligned with retailer brands who are strong, competitive and looking to expand,” Bean said. “And we’ll be right there along for the ride with them, building them custom programs to make their beef cases stand out.”

     A story that’s been told for 20 years. And by the look of it all, National Beef ’s going to be wondering where the time went in another 20.

     Happy 20th Birthday, Black Canyon, you’ve grown up so quickly.

From the Ranch: Embracing Bold Ideas, New Direction

     South Dakota cattleman Ed Blair knew when he was six years old what he wanted to do with his life — carry on the family business as a cattle rancher.

     Not many can say that they’re living out their childhood dreams. But today at Blair Brothers Angus Ranch, several generations of the Blair family are doing just that. Their success is the result of extremely hard work, dedication and an eye for new opportunities.

     Blair Brothers was established in 1910, when Rich and Ed Blair’s grandfather and his brothers relocated from northwest Missouri to a location near Sturgis, South Dakota. Their father, Veldon Blair, transitioned the family ranch to Ed and his brother, Rich, in the late 1970s.

     In the late 1980s, the brothers found it increasingly difficult to locally source bulls with the genetic traits they wanted. This led them to become early adopters of incorporating artificial insemination (AI) into their breeding strategy.

USPB Update | November 2020

     “We mate all of our cows individually using AI,” Blair says. “When you go into calving season, every day is Christmas because you’re getting a new package that you’ve never seen before. That’s enjoyable.”

     On their original wish list was a combination of calving ease and carcass traits, resulting in functional females and high-quality feedlot performers. Through the years, neighbors and friends started to notice the type of cattle the Blair Brothers were producing. They’d hold a bull calf back here and there for others to purchase.

     By 1993, Blair Brothers Angus officially began selling bulls, and developing well-rounded, high-performing sires became a central part of their ranching operation. Today, they market 400 commercial Angus bulls a year.

Discovering value

     As part of their bull development program, the Blair Brothers were curious about how their calves ultimately performed in the feedlot. They entered five head into South Dakota State University’s Calf Value Discovery Program — and the results were eye opening.

     “At the time, there was a $200 difference from the top to the bottom. And this was over five head of calves,” Blair says. “We could see that there was going to be added value for higher quality carcasses, and so we spent a number of years looking for an opportunity.”

     About 10 hours south of the Blair Brother’s ranch, discussions were gaining momentum to establish a new beef company aimed at giving producers an avenue for value-based marketing. It was the beginning stages for USPB.

     “We knew we had some good genetics, and you could see the value there, but we couldn’t figure out a way to capture it,” Blair says. “When U.S. Premium Beef came in, it was just what we were looking for and was a good fit for our operation.”

     Blair Brothers Angus Ranch was among USPB’s founding members. By marketing cattle on USPB’s grid, they are rewarded for high-quality grading cattle, and the carcass data they receive back on their calves provides invaluable insight into overall herd improvement. Their USPB participation has helped differentiate Blair Brothers in the seedstock marketing business.

     Blair’s first set of calves marketed on the grid received a $15 premium per head. A nice number, he says, considering they hadn’t made any specific changes within the herd. With each calf crop, they learned more about what consumers were demanding and the type of cattle earning premiums on the USPB grid.

     In the summer of 2019, they had cattle generating more than $270 per-head in premiums.

     “That’s real dollars that you can capture, and U.S. Premium Beef’s been the vehicle,” Blair says. “I feel that in doing this, I’ve positioned my family to move on in the business.”

     High-quality beef has been driving the market for several years, Blair explains, and having USPB as a direct link to National Beef allows beef producers to respond to consumer signals within the marketplace.

     Because at the end of the day, cattle raised at Blair Brothers Angus Ranch have to do it all. They have to excel in the pasture, feedlot and on the dinner plate.

     “Once consumers get a taste for a high-end product, they don’t want to go back,” Blair says. “To me, that’s what is really driving beef demand.”

USPB Update | November 2020

Easy Holiday Shopping

     Complete holiday shopping and make a great impression with family, friends and business associates. The Kansas City Steak Company makes gift giving easy.

     Due to your affiliation with USPB, you are entitled to a 15% discount on any order. To receive the discount, use the code LOVEBEEF when completing your order online or over the phone. Order at kansascitysteaks.com or by calling 888-KCSTEAK.

Upcoming Bull Sales

     Looking to enhance herd genetics? Check out sale dates for USPB’s Qualified Seedstock Suppliers.

NOV. 6	FEB. 26, 2021	MARCH 19, 2021
Downey Ranch, Inc.	RS Angus	Marshall & Fenner
Kniebel Farms &		Rishel Angus
Cattle Co.	MARCH 1, 2021
	Lyons Ranch	MARCH 20, 2021
NOV. 21		Molitor Angus Ranch
Dalebanks Angus Inc.	MARCH 3, 2021
	CB Farms	MARCH 21, 2021
JAN. 25, 2021		Briarwood Farms
Gardiner Angus Ranch	MARCH 4, 2021
	Larson Angus Ranch	MARCH 22, 2021
FEB. 5, 2021		Oleen Brothers
Cow Camp Ranch, LLC	MARCH 6, 2021
	Crawford Angus	MARCH 23, 2021
FEB. 18, 2021	Thorstenson Genetics	Ferguson Angus
Mogck & Sons Angus
of Olivet	MARCH 9, 2021	MARCH 27, 2021
	Bar Arrow Cattle Co.	Sandhill Farms
FEB. 21, 2021
Bruning Farms Land &		APRIL 3, 2021
Cattle		Gardiner Angus Ranch

For more information and links to sale details, visit www.uspremiumbeef.com.

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